UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 21, 2016

Dorman Products, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-18914	23-2078856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania 18915

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 21, 2016, the Board of Directors (the “Board”) of Dorman Products, Inc. (the “Company”) increased the size of the Board from six to seven directors and appointed John J. Gavin to fill the newly created directorship effective immediately. Mr. Gavin will serve as a director of the Company until the expiration of his term on the date of the Company’s annual meeting of shareholders in 2017 and until his successor is selected and qualified, except in the event of his earlier death, resignation or removal. Mr. Gavin was also appointed to the Board’s Audit Committee and Corporate Governance and Nominating Committee.

As a non-employee director, Mr. Gavin will participate in the standard compensation arrangement for our non-employee directors, currently comprised of an annual cash retainer of $60,000 and an annual restricted stock award with a grant date value of approximately $90,000. In connection with his appointment, Mr. Gavin will receive a pro-rata portion of the director’s annual cash retainer for the current board year.

Mr. Gavin, 60, has been a Senior Advisor with LLR Partners, a middle market, growth oriented private equity firm with $2.4 billion under management since 2010 and has been Executive Chairman of Strategic Distribution, Inc. (“SDI”), a leading maintenance, repair, and operations (MRO) supply firm since 2014. Prior to holding his current position at SDI, Mr. Gavin served as Chief Executive Officer and President of SDI during 2013. From 2007 to 2009, Mr. Gavin was the Vice Chairman of Drake Beam Morin, Inc. (“DBM”), an international career management and transitions management firm, and served as Chief Executive Officer and President of DBM during 2006. From 1996 to 2004, Mr. Gavin was employed by Right Management Consultants, Inc. (“RMCI”), a publicly traded global provider of integrated consulting solutions across the employment lifecycle. He served as RMCI’s President and Chief Operating Officer from January 1999 to January 2004 and as RMCI’s Executive Vice President, Business Development from December 1996 to December 1998. From 1978 to 1996, Mr. Gavin was employed by Arthur Andersen in various positions, where his last position was Partner-in-Charge, Manufacturing, Distribution and Consumer Products Practice. Mr. Gavin currently serves on the board of GMS Inc. (NYSE: GMS), a distributor of gypsum wall board and related building products in North America. Mr. Gavin has also served as a director of the following publicly held companies during the past five years: Interline Brands, Inc. from 2005 to 2012, CSS Industries, Inc. from 2007 to 2013 and DFC Global Corp from 2007 to 2014. Mr. Gavin currently serves on the Advisory Board of the Center for Corporate Governance at Drexel University in Philadelphia and on the boards of various privately held companies.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated October 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: October 24, 2016	By:	/s/ Kevin Olsen
Name: Kevin Olsen
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated October 24, 2016